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                                                                     Exhibit 5.1



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  AUREAL SEMICONDUCTOR INC.
     REGISTRATION STATEMENT ON FORM S-2

Ladies and Gentlemen:

As legal counsel for Aureal Semiconductor Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-2 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 33,341,586 shares of Common Stock, par value $0.001 per share (the "Common Stock"), to be issued by the Company upon conversion of shares of the Company's Series A Preferred Stock and Series C Preferred Stock.

We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based on such examination, we are of the opinion that the 33,341,586 shares of Common Stock of the Company being registered pursuant to the Registration Statement and to be issued to the purchasers thereof will be, upon issuance in accordance with the terms of the Company's Certificate of Designation of Series A Preferred Stock or Certificate of Designation of Series C Preferred Stock, as applicable, duly authorized shares, validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.

Respectfully submitted,

/s/ Gray Cary Ware & Freidenrich LLP
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GRAY CARY WARE & FREIDENRICH LLP